Exhibit 10.1

AMENDMENT NUMBER TWENTY SIX TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NUMBER TWENTY SIX TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of November 20, 2023 (the “Amendment Twenty Six Effective Date”) is entered into between PMC FINANCIAL SERVICES GROUP, LLC, a Delaware limited liability company (“Lender”), and REAL GOOD FOODS, LLC, a Delaware limited liability company (“Borrower”), in light of the following:

RECITALS

WHEREAS, Borrower and Lender have previously entered into that certain Loan and Security Agreement, dated as of June 30, 2016, as amended from time to time (the “Agreement”).

WHEREAS, Borrower has requested that Lender make a new term loan to Borrower in the amount of $45,000,000.

WHEREAS, Lender has agreed to Borrower’s request subject to the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. DEFINITIONS. All terms which are defined in the Agreement shall have the same definition when used herein unless a different definition is assigned to such term under this Amendment.

2. AMENDMENTS. Effective as of the Amendment Twenty Six Effective Date (as that term is defined in Section 2.1 of this Amendment), the Agreement is amended as follows:

2.1 Additional Definitions. Section 8 of the Agreement is amended by adding the following definitions:

“Amendment Twenty Six” means that certain Amendment Number Twenty Six to Loan and Security Agreement, dated as of November 16, 2023, between Lender and Borrower.

“Amendment Twenty Six Effective Date” shall have the meaning set forth in the preamble to Amendment Twenty Six.

2.2 Second Priority Lien for New Term Loan. A new final sentence is added to Section 2 of the Loan Agreement as follows:

Notwithstanding anything in any Loan Document to the contrary, during an Event of Default, monies to be applied to the Obligations, whether arising from payments by Borrower, realization on the Collateral, setoff or otherwise, shall be allocated as follows:

(i)	FIRST, to all costs and expenses owing to Lender in connection with the Loan Documents;

(ii)	SECOND, to fees incurred in connection with the Loans, other than Term Loan B;

(iii)	THIRD, to accrued and unpaid interest on the Loans, other than Term Loan B;

(iv)	FOURTH, to all unpaid principal owing on the Loans, other than Term Loan B;

(v)	FIFTH, to fees incurred in connection with Term Loan B;

(vi)	SIXTH, to accrued and unpaid interest on Term Loan B;

(vii)	SEVENTH, to all unpaid principal owing on Term Loan B;

(viii)	EIGHTH, to all remaining Obligations.

2.3 Change in Credit Limit. The first two paragraphs of Section 1 of the Schedule to Loan and Security Agreement are deleted and replaced with the following:

The Credit Limit shall be the sum of (A), (B) and (C) below:

As used herein, the term “Loans” means, individually and collectively, Revolving Loans under Part A below, the Term Loan under Part B below, and the Consolidated CapEx Loans and Term Loan under Part C below.

2.4 Decrease in Maximum Revolver Amount. Effective as of Amendment Twenty Six Effective Date, the Maximum Revolver Amount set forth in Section 1.A. of the Schedule to Loan Agreement is hereby amended to be $70,000,000.

2.5 New Term Loan. A new Section 1B is added to the Schedule to Loan and Security Agreement as follows:

B. Term Loan B. Subject to the terms and conditions of this Agreement, Lender agrees to make a term loan (the “Term Loan B”) to Borrower in the principal amount of Forty Five Million Dollars ($45,000,000).

Commencing on November 30, 2023, and continuing on the last day of each month thereafter until Term Loan B has been repaid in full, interest on the Term Loan B shall be paid monthly as provided in Section 1.2 of this Agreement and Section 2 of the Schedule.

The Term Loan B shall be due and payable on December 31, 2025 (“Term Loan B Maturity Date”). On the Term Loan B Maturity Date (or, if earlier, upon acceleration of the Obligations in accordance with the terms of this Agreement), the entire unpaid principal balance of the Term Loan B, plus all accrued and unpaid interest and other Obligations relating to the Term Loan B, shall be due and payable. Any portion of the Term Loan B that is repaid may not be reborrowed.

All payments by Borrower to Lender in respect of the Term Loan shall be made via ACH banking transfer to Lender’s bank account per written instructions that Lender shall provide to Borrower.

The proceeds of Term Loan B shall be applied as follows:

(i)	Repayment of all of the outstanding Over Advances (and the availability of Over Advances will be concurrently terminated).

(ii)	Repayment in full of Term Loan Two.

(iii)	Reduction of the outstanding balance of the Revolving Loans thereby increasing the amount of availability.

(iv)	Payment of closing fees and legal expenses.

2.6 Change in COI Equipment Term Loan Amortization. The third paragraph of Section 1C of the Schedule to Loan and Security Agreement is deleted and replaced with the following:

The COI Equipment Term Loan shall be repaid by the Borrower to Lender in 60 equal monthly installments of principal, plus accrued but unpaid interest, commencing on May 31, 2024, as set forth in the amortization schedule attached as Exhibit A to the Amendment Twenty Four, and continuing on the last day of the month thereafter until the earliest of the following dates (“COI Equipment Term Loan Maturity Date”): (i) the date the COI Equipment Term Loan has been paid in full, (ii) the Revolver Maturity Date or (iii) the date this Agreement terminates by its terms or is terminated, as provided in this Agreement. On the COI Equipment Term Loan Maturity Date (or, if earlier, upon acceleration of the Obligations in accordance with the terms of this Agreement), the entire unpaid principal balance of the COI Equipment Term Loan, plus all other Obligations relating to the COI Equipment Term Loan shall be due and payable. Any portion of the Term Loan that is repaid may not be reborrowed.

2.7 Interest Rate on Term Loan B. The following provisions are added to Section 2 of the Schedule to the Loan and Security Agreement:

The Term Loan B shall bear interest at an annual rate equal to the “Prime Rate” (which is subject to floor of 8.5% per annum), plus an applicable margin of .5% per annum, plus payable in kind (“PIK”) interest of 9.0% per annum, for a total interest rate of not less than 18% per annum. Interest payments shall be due on the last day of each month following the Amendment Twenty Six Effective Date. Borrower shall have the option to pay in cash any monthly PIK interest. PIK interest not paid by Borrower shall be added to the outstanding principal balance of Term Loan B on last day of each month.

2.8 Loan Fee on Term Loan B. The following Loan Fee is added to Section 3 of the Schedule to the Loan and Security Agreement:

With respect to Term Loan B: 1.75% of the principal amount of Term Loan B which shall be fully earned and due and payable on the Amendment Twenty Six Effective Date.

3. CONDITION PRECEDENT AND SUBSEQUENT.

3.1 Condition Precedent. This Amendment shall be effective only upon satisfaction in full of the following conditions precedent:

A.	Lender shall have received a fully executed copy of this Amendment Twenty Six.

B.	Lender shall have received payment in full of the Loan Fee as set forth in Section 2.6 of this Amendment.

C.	Lender shall have received warrants equal to 5.0% of the Borrower and containing terms and conditions acceptable to Lender.

4. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Lender that all of Borrower’s representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

5. LIMITED EFFECT. Except for the specific amendments contained in this Amendment, the Agreement shall remain unchanged and in full force and effect.

6. RELEASE BY BORROWER. Borrower, for itself, and for its agents, servants, officers, directors, shareholders, employees, heirs, executors, administrators, successors and assigns, forever release and discharge Lender and its servants, employees, accountants, attorneys, shareholders, subsidiaries, officers, directors, heirs, executors, administrators, successors and assigns from any and all claims, demands, liabilities, accounts, obligations, costs, expenses, liens, actions, causes of action, rights to indemnity (legal or equitable), rights to subrogation, rights to contribution and remedies of any nature whatsoever, known or unknown, which Borrower had, now has, or has acquired, individually or jointly, at any time prior to the Amendment Twenty Six Effective Date, including specifically, but not exclusively, and without limiting the generality of the foregoing, any and all of the claims, damages, demands and causes of action, known or unknown, suspected or unsuspected by Borrower which:

6.1 Arise out of the Loan Documents;

6.2 Arise by reason of any matter or thing alleged or referred to in, directly or indirectly, or in any way connected with, the Loan Documents; or

6.3 Arise out of or in any way are connected with any loss, damage, or injury, whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of the Lender or any party acting on behalf of Lender.

7. WAIVER OF CALIFORNIA CIVIL CODE SECTION 1542. Borrower acknowledges that there is a risk that subsequent to the execution of this Amendment it may incur or suffer losses, damages or injuries which are in some way caused by the transactions referred to in the Loan Documents or the Agreement, but which are unknown and unanticipated at the time this Agreement is executed. Borrower does hereby assume the above mentioned risks and agree that this Amendment shall apply to all unknown or unanticipated results of the transactions and occurrences described herein, as well as those known and anticipated, and upon advice of counsel, Borrower does hereby knowingly waive any and all rights and protections under California Civil Code Section 1542 which section has been duly explained and reads as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

8. LEGAL ADVICE OBTAINED. The advice of legal counsel has been obtained by each party prior to signing this Amendment and each party executes this Amendment voluntarily, with full knowledge of its significance, and with the express intention of effecting the legal consequences provided by Section 1541 of the California Civil Code, namely, the extinguishment of obligations except for the executory provisions of the Agreement as amended by this Amendment .

9. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of this Amendment by each of the parties hereto.

IN WITNESS WHEREOF, Lender and Borrower have executed this Amendment.

REAL GOOD FOODS, LLC

By: The Real Good Food Company, Inc.
Its: Managing Member

By:	/s/ Bryan Freeman
Name:	Bryan Freeman
Title:	Executive Chairman

Signature Page to Amendment Number Twenty Six to Loan and Security Agreement

PMC FINANCIAL SERVICES GROUP, LLC

By:	/s/ Walter E. Buttkus, III
Name:	Walter E. Buttkus, III
Title:	President

Signature Page to Amendment Number Twenty Six to Loan and Security Agreement